EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


NAME                                                                 Ownership %
                                                                     on 7/25/05

Anhydride Petroleum (USA), Inc., a Colorado corporation
(indirect through Anhydride Petroleum (Canada), Inc.)                   100%


Anhydride Petroleum (Canada), Inc., an Alberta (Canada) corp.           100%

Township Petroleum Corporation, an Alberta (Canada) corp.               100%

Oilsands Quest, Inc., an Alberta (Canada) corp.                          55%

Western Petrochemicals Corporation                                       97%